UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2019

COWEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
599 Lexington Avenue
New York, NY 10022
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On April 25, 2019, Cowen Inc., a Delaware corporation (the "Company"), entered into several Note Purchase Agreements (the "Note Purchase Agreements") with certain institutional investors relating to the private placement of $45 million aggregate principal amount of the Company’s 7.25% Senior Notes due May 6, 2024 (the "Notes"). Pursuant to the Note Purchase Agreements, the issuance of the Notes is subject to the satisfaction of certain customary closing conditions set forth in the Note Purchase Agreements. The Notes will mature on May 6, 2024 and will bear an interest rate of 7.25% per year, which is subject to increase during periods in which the investment grade rating of the Notes decreases. The private placement of the Notes will be exempt from registration under the Securities Act of 1933, as amended.

Interest payments on the Notes will be payable semiannually on May 6 and November 6 of each year, commencing on November 6, 2019. The Notes will be unsecured and unsubordinated obligations of the Company, ranking pari passu in all respects with the Company’s existing and future unsecured and unsubordinated indebtedness. The net proceeds from the sale of the Notes will be used for general corporate purposes, including to repay or to replace funds already used to repay debt.
The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Note Purchase Agreement, including the form of Note attached thereto, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K,which is incorporated herein by reference.

Item 8.01     Other Events.

On April 25, 2019, the Company issued a press release announcing the transactions described in Item 1.01, a copy of which is attached hereto as Exhibit 99.1.

 Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:
4.1	Form of Note Purchase Agreement, including the form of Note attached thereto.

99.1	Press Release issued by the Company dated April 25, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN INC.

Dated: April 29, 2019        By: _/s/ Owen S. Littman__
Name:    Owen S. Littman
Title:     General Counsel

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